CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 55 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights of John Hancock Core Equity Fund (formerly John Hancock Independence Equity Fund), which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2000